Exhibit 10(j)


                                                   Board of Directors Approved
                                                   January 10, 1994



                  KEY EMPLOYEE DEFERRED COMPENSATION PLAN OF

                          PHILLIPS PETROLEUM COMPANY


                                    PURPOSE


The purpose of the Key Employee Deferred Compensation Plan of Phillips Petroleum Company (the "Plan") is to attract and retain key employees by providing them with an opportunity to defer receipt of cash amounts settled in their favor under various plans offered by the Company.


SECTION 1.  Definitions.

    (a) "Award" shall mean the United States cash dollar amount (i) allotted to an Employee under the terms of an Incentive Compensation Plan or the Long Term Incentive Compensation Plan, or (ii) required to be credited to an Employee's Deferred Compensation Account pursuant to the Incentive Compensation Plan, the Long Term Incentive Compensation Plan, the Strategic Incentive Plan, the Long Term Incentive Plan, or any similar plans, or any administrative procedure adopted pursuant thereto, (iii) credited as a result of a Participant's deferral of the receipt of the value of the Stock which would otherwise be delivered to an Employee by the Committee acting, in its sole discre-tion, to lapse restriction on Restricted Stock previously awarded or which may be awarded to the Participant pursuant to the Incentive Compensation Plan, the Long Term Incentive Compensation Plan, the Strategic Incentive Plan, the Long Term Incentive Plan, the Omnibus


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         Securities Plan, or any similar plans, or any administrative proce-
         dure adopted pursuant thereto, (iv) credited resulting from a lump sum distribution from any of the Company's non-qualified retirement plans which provide for a retirement supplement (including this plan), (v) resulting from the forfeiture of Restricted Stock, re-quired by the Company, of key employees who become employees of GPM Gas Corporation, or (vi) credited as a result of an Employee's deferral of the receipt of the lump sum cash payment from the Employee's account in the Defined Contribution Makeup Plan. Sections 2 and 3 of this Plan shall not apply with respect to Awards included under (ii) and (v) above and a participant receiving such an Award shall be deemed, with respect thereto, to have elected a Section 5(b)(i) payment option - 10 annual installments commencing about one year after retirement, but subject to revocation under the terms of this Plan.

    (b) "Chief Executive Officer (CEO)" shall mean the Chief Executive Officer of the Company.

    (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

    (d)  "Company" shall mean Phillips Petroleum Company.

    (e) "Deferred Compensation Account" shall mean an account established and maintained for each Participant in which is recorded the amounts of Awards deferred by a Participant, the deemed gains, losses and


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         earnings accrued thereon and payments made therefrom all in accordance with the terms of the Plan.

    (f) "Defined Contribution Makeup Plan" shall mean the Defined Contribution Makeup Plan of Phillips Petroleum Company or any similar plan or successor plans.

    (g) "Disability" shall mean the inability, in the opinion of the Company's group life insurance carrier or the Company's Medical Director, of a Participant, because of an injury or sickness, to work at a reasonable occupation which is available with the Company or at any gainful occupation which the Participant is or may become fitted.

    (h) "Employee" shall mean any individual who is a salaried employee of the Company or of a Participating Subsidiary who is eligible to receive an Award from an Incentive Compensation Plan.

    (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

    (j) "Incentive Compensation Plan" shall mean the Incentive Compensation Plan of the Company, or the Annual Incentive Compensation Plan of Phillips Petroleum Company, or similar plan of a Participating Subsidiary, or any similar or successor plans, or all, as the context may require.


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    (k)  "Long-Term Incentive Compensation Plan" shall mean the Long-Term
         Incentive Compensation Plan of the Company which was terminated December 31, 1985.

    (l) "Long-Term Incentive Plan" shall mean the Long-Term Incentive Plan, or similar or successor plan, established under the Omnibus Securities Plan of Phillips Petroleum Company.

    (m) "Participant" shall mean a person for whom a Deferred Compensation Account is maintained.

    (n) "Participating Subsidiary" shall mean a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more plans making participants eligible for participation in this Plan and one or more Employees of which are Potential Participants.

    (o) "Plan Administrator" shall mean the person designated by the Chief Executive Officer to carry out ministerial duties related to the Plan.

    (p) "Potential Participant" shall mean a person who has received a notice specified in Section 2.

    (q) "Restricted Stock" shall mean shares of Stock which have certain restrictions attached to the ownership thereof.


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    (r)  "Retirement Income Plan" shall mean the Retirement Income Plan of the
         Company or a similar retirement plan of the Participating Subsidiary pursuant to the terms of which the Participant retires.

    (s) "Settlement Date" shall mean the date on which all acts under the Incentive Compensation Plan or the Long-Term Incentive Compensation Plan or actions directed by the Committee, as the case may be, have been taken which are necessary to make an Award payable to the Participant.

    (t)  "Stock" means shares of common stock of the Company, par value $1.25.

    (u) "Strategic Incentive Plan" shall mean the Strategic Incentive Plan portion of the 1986 Stock Plan of the Company, of the 1990 Stock Plan of the Company, and of any successor plans of similar nature.


SECTION 2.  Notification of Potential Participants.

    (a) Incentive Compensation Plan. Each year, during September, Employees who are eligible to receive an Award in the immediately following calendar year under the Company's or a Participating Subsidiary's Incentive Compensation Plan will be notified and given the opportuni-ty, in a manner prescribed by the Plan Administrator, to indicate a preference concerning deferral of all or part of such Award.

    (b) Restricted Stock Awards. Each year Employees who are or will become 55 years of age prior to the end of the calendar year or who are over


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         55 years old and have not previously been notified will be notified and given the opportunity, in a manner prescribed by the Plan Admin-istrator, to indicate a preference concerning the deferral of the receipt of the value of all or part of the Stock which would other-wise be delivered to the Employees in the event the Committee acting, in its sole discretion, lapses restrictions on Restricted Stock previously awarded or which may be awarded to the Employees.

    (c) Lump Sum Distribution from Non-Qualified Retirement Plans. With respect to the lump sum distribution permitted from the Company's non-qualified retirement plans and/or plans which provide for a retirement supplement, Potential Participants who commence retirement benefits on or after January 1, 1994, may indicate, in a manner pre-scribed by the Plan Administrator, a preference for all or part of the lump sum distribution, if any, to be considered an Award under this Plan. Potential Participants who commence retirement benefits prior to January 1, 1994, may indicate a preference for the lump sum distribution, if any, to be considered an Award under this Plan based on the terms of this Plan as approved by the Board of Directors February 8, 1993.

    (d) Lump Sum from Defined Contribution Makeup Plan. Employees who will receive a lump sum cash payment from their account under the Defined Contribution Makeup Plan, may indicate, in a manner prescribed by the Plan Administrator, a preference concerning deferral of all of part of such payment.


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SECTION 3.  Indication of Preference to Defer Award.

    (a) Incentive Compensation Plan. If a Potential Participant prefers to defer under this Plan all or any part of the Award to which a notice received under Section 2(a) pertains, the Potential Participant must indicate such preference (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee, or (ii) if the Potential Participant is not subject to Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received on or before October 1 of the year in which said Section 2(a) notice was received. Such indication must be in writing signed by the Potential Participant, and, must state the portion of the Award the Potential Participant desires to be deferred. If an indication is not received by October 1, the Potential Participant will be deemed to have elected to receive any ICP award awarded by the Committee.

Such indication of preference, if accepted, becomes irrevocable on October 1 of the year in which the indication is submitted to the Committee or CEO. The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed on or before December 15 of the year in which the Potential Partici-pant has submitted the indication of preference to it for Awards under Section 2(a). The Potential Participant shall be notified in writing of the decision.

    (b) Restricted Stock. If a Potential Participant prefers to defer under this Plan the value of all or any part of the Restricted Stock to


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         which a notice received under Section 2(b) pertains, the Potential
         Participant must indicate such preference (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee, or (ii) if the Potential Participant is not subject to
         Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received on or before October 1 of the year in which said Section 2(b) notice was received. Such indication must be in writing signed by the Potential Participant, and, must state the portion of the value of the Restricted Stock the Potential Participant desires to be deferred. If an indication is not received by October 1, the Potential Participant will be deemed to have elected to receive any shares for which the restrictions have been lapsed by the Committee. Such indication of preference becomes irrevocable on October 1 of the year in which the indication is submitted to the Committee or CEO. The Committee or CEO, as applica-ble, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed. The Potential Participant shall be notified in writing of the deci-sion. A deferral of the value of the Restricted Stock will be considered a Section 5(b)(i) payment option - 10 annual installments commencing about one year after retirement, but subject to revocation under the terms of this Plan.

    (c) Lump Sum Distribution from Non-Qualified Retirement Plans. If a Potential Participant prefers to defer under this Plan all or part of the lump sum distribution to which Section 2(c) pertains, the Poten-tial Participant must indicate such preference (i) if the Potential


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         Participant is subject to Section 16 of the Exchange Act, to the
         Committee or (ii) if the Potential Participant is not subject to
         Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received in the period beginning 90 days prior to and ending no less than 30 days prior to the date of commencement of retirement benefits under such plans. Such indica-tion must be in writing signed by the Potential Participant, and must state the portion of the lump sum distribution the Potential Partici-pant desires to be deferred. The Committee or CEO, as applicable, shall consider such indication of preference as submitted and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance.

    (d) Lump Sum from Defined Contribution Makeup Plan. If a Potential Participant prefers to defer under this Plan all or part of the lump sum cash payment to which Section 2(d) pertains, the Potential Participant must indicate such preference (i) if the Potential Participant is subject to Section 16 of the Exchange Act, to the Committee or (ii) if the Potential Participant is not subject to
         Section 16 of the Exchange Act, to the CEO. The Potential Participant's preference must be received in the period beginning 365 days prior to and ending no less than 90 days prior to the Partici-pant's retirement date. Such indication must be in writing signed by the Potential Participant, and must state the portion of the lump sum payment the Potential Participant desires to be deferred. The Committee or CEO, as applicable, shall consider such indication of


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         preference as submitted and shall decide whether to accept or reject the preference expressed as soon as practicable. Such indication of preference, if accepted, becomes irrevocable on the date of such acceptance. A deferral of the lump sum from the Defined Contribution Makeup Plan will be considered a Section 5(b)(i) payment option - 10 annual installments commencing about one year after retirement, but subject to revocation under the terms of the Plan.


SECTION 4.  Deferred Compensation Accounts.

    (a) Credit for Deferral. Amounts deferred pursuant to Section 3(a) will be credited to the Participant's Deferred Compensation Account as soon as practicable, but not less than 30 days after the Settlement Date of the Incentive Compensation Plan. Amounts deferred pursuant to Section 3(b) will be credited at market value of the underlying Restricted Stock as soon as practicable, but not later than 30 days after the date as of which the Committee elects to lapse the restrictions. Amount deferred pursuant to Section 3(d) will be credited to the Participant's Deferred Compensation Account as soon as practicable, but not later than 30 days after the cash payment would have been made had it not been deferred. Amounts deferred pursuant to other provisions of this plan shall be credited as soon as practicable after the date assigned to the deferral by the Company or by the Committee.

    (b) Designation of Investments. The amount in each Participant's Deferred Compensation Account shall be deemed to have been invested


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         and reinvested from time to time, in such "eligible securities" as the Participant shall designate. Prior to or in the absence of a Participant's designation, the Company shall designate an "eligible security" in which the Participant's Deferred Compensation Account shall be deemed to have been invested until designation instructions are received from the Participant. Eligible securities are those securities designated by the Treasurer of the Company. The Treasurer may include as eligible securities, stocks listed on a national securities exchange, and bonds, notes, debentures, corporate or governmental, either listed on a national securities exchange or for which price quotations are published in The Wall Street Journal and shares issued by investment companies commonly known as "mutual funds". The Participant's Deferred Compensation Account will be adjusted to reflect the deemed gains, losses and earnings as though the amount deferred was actually invested and reinvested in the eligible securities for the Participant's Deferred Compensation Account.

         Notwithstanding anything to the contrary in this section 4(b), in the event the Company actually purchases or sells such securities in the quantities and at the times the securities are deemed to be purchased or sold for a Participant's Deferred Compensation Account, the Account shall be adjusted accordingly to reflect the price actually paid or received by the Company for such securities after adjustment for all transaction expenses incurred (including without limitation brokerage fees and stock transfer taxes).


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         In the case of any deemed purchase not actually made by the Company, the Deferred Compensation Account shall be charged with a dollar amount equal to the quantity and kind of securities deemed to have been purchased multiplied by the fair market value of such security on the date of reference and shall be credited with the quantity and kind of securities so deemed to have been purchased. In the case of any deemed sale not actually made by the Company, the account shall be charged with the quantity and kind of securities deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities deemed to have been sold multiplied by the fair market value of such security on the date of reference. As used herein "fair market value" means in the case of a listed security the closing price on the date of reference, or if there were no sales on such date, then the closing price on the nearest preced-ing day on which there were such sales, and in the case of an unlisted security the mean between the bid and asked prices on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices to the nearest preced-ing day for which such prices are available.

         The Treasurer may also designate a Fund Manager to provide services which may include recordkeeping, Participant accounting, Participant communication, payment of installments to the Participant, tax reporting and any other services specified by the Company in agree-ment with the Fund Manager.


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    (c)  Payments.  A Participant's Deferred Compensation Account shall be debited with respect to payments made from the account pursuant to this Plan as of the date such payments are made from the account. The payment shall be made as soon as practicable, but no later than 30 days, after the installment payment date.

         If any person to whom a payment is due hereunder is under legal disability as determined in the sole discretion of the Plan Adminis-trator, the Plan Administrator shall have the power to cause the payment due such person to be made to such person's guardian or other legal representative for the person's benefit, and such payment shall constitute a full release and discharge of the Company, the Plan Administrator and any fiduciary of the Plan.

    (d) Statements. At least one time per year the Company or the Company's designee will furnish each Participant a written statement setting forth the current balance in the Participant's Deferred Compensation Account, the amounts credited or debited to such account since the last statement and the payment schedule of deferred Awards and deemed gains, losses and earnings accrued thereon as provided by the de-ferred payment option selected by the Participant.


SECTION 5.  Payments from Deferred Compensation Accounts.

    (a) Election of Method of Payment for an Incentive Compensation Plan Award. At the time a Potential Participant submits an indication of preference to defer all or any part of an Award under an Incentive


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         Compensation Plan as provided in Section 3(a) above, the Potential
         Participant shall also elect in a manner prescribed by the Plan Administrator, which of the payment options, provided for in Paragraph (b) of this Section, shall apply to the deferred portion of said Award adjusted for any deemed gains, losses and earnings accrued thereon credited to the Participant's Deferred Compensation Account under this Plan. Subject to Paragraphs (e), (g) and (h) of this Section, if the Committee or CEO, as appropriate, accepts the Poten-tial Participant's indication of preference, the election of the method of payment of the amount deferred shall become irrevocable.

    (b) Payment Options. A Potential Participant may elect to have the deferred portion of an Incentive Compensation Plan Award adjusted for any deemed gains, losses and earnings accrued thereon paid:

         (i) in 10 annual installments, the payment of the first of such installments to commence on the first day of the calendar quarter which is on or after the first anniversary of the Potential Participant's first day of retirement under the terms of the Retirement Income Plan, or

         (ii) in annual installments of not less than 5 nor more than 10, in semi-annual installments of not less than 10 nor more than 20, or in quarterly installments of not less than 20 nor more than
               40. The first of such installments to commence, as soon as practicable after any date specified by the Potential Partici-pant, so long as such date is the first day of a calendar


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               quarter, is on or after the Settlement Date, is at least one year from the date the payout option was elected, and is prior to the date the Potential Participant will attain the Participant's Normal Retirement Date under the terms of the Retirement Income Plan.

    (c) Election of Method of Payment of the Value of Restricted Stock. As provided in Section 3(b) above, a deferral of the value of all or part of the Restricted Stock will be considered payment option (b)(i) of this Section subject to Paragraphs (e) and (g) of this Section.

    (d) Election of Method of Payment of a Lump Sum Distribution from Non-Qualified Retirement Plans. At the time a Potential Participant submits an indication of preference to defer all or part of the lump sum distribution as provided in Section 3(c) above, the Potential Participant shall also elect in a manner prescribed by the Plan Administrator which payment option shall apply to the deferred lump sum adjusted for any gains, losses and earnings to be accrued thereon credited to the Participant's Deferred Compensation Account under this Plan. The payment options are annual installments of not less than 5 nor more than 10, semi-annual installment of not less than 10 nor more than 20, or quarterly installments of not less than 20 nor more than 40. The first installment to commence as soon as practica-ble after any date specified by the Potential Participant, so long as such date is the first day of a calendar quarter and is at least one year from the date the payout option was elected. Subject to Para-graph (g) of this Section, if the Committee or CEO, as appropriate,


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         accepts the Potential Participant's indication of preference, the election of the method of payment of the amount deferred shall become irrevocable.

    (e) Revocable Payment Options. If a Section 5(b)(i) payment option applies to any part of the balance of a Participant's Deferred Compensation Account, the Participant has the following revocations available:

         (i) Revocation Prior to Retirement. The Participant at any time during a period beginning 365 days prior to and ending 90 days prior to the date the Participant retires under the terms of the Retirement Income Plan, may, with respect to the total of all amounts subject to such option at the time of the Partici-pant's retirement, in the manner prescribed by the Plan Admin-istrator, revoke such option and elect one of the payment options specified in (e)(iii) of this Section to apply to such total amount in place of the revoked payment option.

         (ii) Revocation if Laid-Off. If a Participant who is eligible to retire under the terms of the Retirement Income Plan is noti-fied of layoff under the Phillips Layoff Plan or any similar plan which may be adopted by the Company from time to time and if there is not at least 120 days between the date the Partici-pant is notified of layoff and the Participant's termination date, the Participant may, within 30 days of being notified of layoff, in the manner prescribed by the Plan Administrator,


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               revoke such option and elect one of the payment options speci-
               fied in (e)(iii) of this Section to apply to such total amount in place of the revoked payment option.

         (iii) Payment Options After Revocation.  If a Participant revokes a
               Section 5(b)(i) payment option as specified in (c)(i) or
               (c)(ii) of this Section, the Participant, subject to the exception in (e)(iv) of this Section, may select payments in annual installments of not less than 5 nor more than 10, in semi-annual installments of not less than 10 nor more than 20, or in quarterly installments of not less than 20 nor more than 40 with the first installment to commence, as soon as practica-ble following any date specified by the Participant so long as the Participant retires under the Retirement Income Plan and such date is the first day of a calendar quarter, is on or after the Participant's first day of retirement, is at least one year from the date the payment option was elected and is not more than two calendar quarters after the Participant's 70th birthday.

         (iv) Payment Option After Revocation Exception. If a Participant elected a Section 5(b)(i) payment option for Amounts deferred prior to January 1, 1994, the Participant may select payments in one lump sum or annual installments of not less than 5 nor more than 20 in addition to the payment options specified in
               (e)(iii) of this Section.


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    (f)  Installment Amount.  The amount of each installment shall be deter-
         mined by dividing the balance in the Participant's Deferred Compensa-tion Account as of the date the installment is to be paid, by the number of installments remaining to be paid (inclusive of the current installment).

    (g) Death of Participant. Upon the death of a Participant, the Partici-pant's beneficiary or beneficiaries designated in accordance with
         Section 9, or in the absence of an effective beneficiary designation, the spouse, children (natural or adopted), or the legal representa-tive of the deceased Participant, in that order of priority, shall receive payments in accordance with the payment options selected by the Participant, whether death occurred before or after such payments have commenced; provided, however, such payments may be made in a different manner if the beneficiary or beneficiaries entitled to receive such payments, due to an unanticipated emergency caused by an event beyond the control of the beneficiary or beneficiaries that results in financial hardship to the beneficiary or beneficiaries, so requests and the CEO gives written consent to the method of payment requested.

    (h)  Termination of Employment.
         In the event a Participant's employment with the Company or a Partic-ipating Subsidiary terminates for any reason other than death, retirement under the Retirement Income Plan or Disability, the entire balance of the Participant's Deferred Compensation Account shall be


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         paid to the Participant in one lump sum as soon as practicable after the date the Participant terminates employment.


SECTION 6.  Effect on Retirement Income Plan Benefits.

    If a Participant's deferral of all or any portion of one or more Awards under the Incentive Compensation Plan, pursuant to the provisions hereof, or the issuance of Restricted Stock in settlement of allotments under the Incentive Compensation Plan (which for purposes of this Section 6 the initial value thereof shall be considered a "deferral"), results in a reduction in the total retirement benefits which would have been payable under the Retirement Income Plan if no benefit limitations were imposed by the Internal Revenue Code and no benefit reduction resulted from partici-pation in any qualified or non-qualified Company-sponsored retirement plan, supplementary payments will be made in such amounts which, together with the sum of the payments which the Participant is eligible to receive under the Retirement Income Plan and all other supplemental payments under Company-sponsored retirement plans, will equal these total retirement benefits.


SECTION 7.  Supplemental Retirement Benefits

    If the total retirement benefits for an Employee who terminates employment on or after February 8, 1993, calculated in the manner contemplated by the Retirement Income Plan but using as final average earnings the average of the high 3 earnings, excluding Incentive Compensation Plan Awards, paid in consecutive years of the last 10 years prior to termination of employment


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    plus the average of the high 3 Incentive Compensation Awards for any of such last 10 years under the Incentive Compensation Plan, whether paid or deferred, (herein, "total supplemental retirement benefits") are greater than the total retirement benefits which would have been payable under the Retirement Income Plan if no benefit limitations were imposed by the Internal Revenue Code and no benefit reduction resulted from participation in any qualified or non-qualified Company-sponsored retirement plan, supplementary payments will be made in such amounts which, together with the sum of the payments which the Employee is eligible to receive under the Retirement Income Plan and all other supplemental payments under Company-sponsored retirement plans, will equal said total supplemental retirement benefits.


SECTION 8.  Payment of Supplemental Retirement Benefits

    Subject to the requirement that the manner of payment of supplementary retirement benefits which a Potential Participant is eligible to receive under this Plan, the Retirement Restoration Plan, the Retirement Makeup Plan, the Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company, the Phillips Petroleum Company Supplemental Executive Retirement Plan, and the Phillips Petroleum Company Key Employee Death Protection Plan, shall be the same and, subject further to the condition that a Potential Participant who receives supplementary retire-ment payments under this Plan other than in one lump-sum payment, shall agree to be available during the payment period to provide from time to time advice and consultation to the Company after reasonable notice and for reasonable compensation therefor:


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         (i)   a Potential Participant may elect in the manner prescribed by the Company to have the supplementary retirement payments provided for hereunder made on a straight life annuity basis, or to have such life annuity payments converted in the manner provided by the Retirement Income Plan to any one of the other forms of payment which the Potential Participant would be entitled to select (except the lump-sum settlement option) if such payments were to be paid to the Potential Participant under the Retirement Income Plan.

         (ii) Notwithstanding (i) above, a Potential Participant who is commencing retirement benefits at age 60 or older may, not later than 30 days prior to commencing retirement benefits, express preferences, in the manner prescribed by the Company, to have the payment of the amounts provided for hereunder converted in the manner provided by the Retirement Income Plan from a life annuity basis to one lump-sum payment of which all or part of the lump sum payment is either paid to the Potential Participant or credited to the Potential Participant's Deferred Compensation Account in this Plan as an Award. The Chief Executive Officer, with respect to Potential Participants who are not subject to Section 16 of the Exchange Act, and the Committee, with respect to Potential Participants who are subject to Section 16 of the Exchange Act, shall consider such indications of preference and shall respectively decide in the Chief Executive Officer's or the Committee's sole discretion whether to accept or reject one or more of the preferences expressed. In the event the Chief Executive Officer or the


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               Committee, as applicable, accepts such Potential Participant's preferences, part or all of the supplementary retirement benefit shall be paid in a lump sum as soon as practicable after the later of such acceptance or the Potential Partici-pant's retirement benefit commencement date or credited as of the Potential Participant's retirement benefit commencement date to the Potential Participant's Deferred Compensation Account as applicable.


SECTION 9.  Designation of Beneficiary

    Each Participant shall designate a beneficiary or beneficiaries to receive the entire balance of the Participant's account by giving signed written notice of such designation to the Plan Administrator. The Participant may from time to time change or cancel any previous beneficiary designation in the same manner. The last beneficiary designation received by the Plan Administrator shall be controlling over any prior designation and over any testamentary or other disposition. After acceptance by the Plan Adminis-trator of such written designation, it shall take effect as of the date on which it was signed by the Participant, whether the Participant is living at the time of such receipt, but without prejudice to the Company or the CEO on account of any payment made under this Plan before receipt of such designation.


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SECTION 10.  Nonassignability

    The right of a Participant, or beneficiary, or other person who becomes entitled to receive payments under this Plan, shall not be assignable or subject to garnishment, attachment or any other legal process by the creditors of, or other claimants against, the Participant, beneficiary, or other such person.


SECTION 11.  Administration.

    The Chief Executive Officer may adopt such rules, regulations and forms as deemed desirable for administration of the Plan and shall have the discretionary authority to allocate responsibilities under the Plan to such other persons as may be designated, whether or not employee members of the Board of Directors, including the appointment of a person to be the Plan Administrator. The decision of the Chief Executive Officer with respect to any questions arising as to the interpretation of the Plan shall be final, conclusive and binding; provided, however that all such decisions, interpretations and actions which affect or have the potential to affect the benefits hereunder of any person who is, at the time of such decision, interpretation or action, subject to the provisions of Section 16 of the Exchange Act shall be referred by the CEO to the Committee, which shall in such case have sole power to make such decision or inter-pretation or to take or cause to be taken such action.


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SECTION 12.  Employment not Affected by Plan.

    Participation or nonparticipation in this Plan shall neither adversely affect any person's employment status, or confer any special rights on any person other than those expressly stated in the Plan. Participation in the Plan by an employee of the Company or of a Participating Subsidiary shall not affect the Company's or the Participating Subsidiary's right to terminate the employee's employment or to change the employee's compensa-tion or position.


SECTION 13.  Determination of Recipients of Awards.

    The determination of those persons who are entitled to Awards under the Incentive Compensation Plan and any other such plans shall be governed solely by the terms and provisions of the applicable plan, and the selection of an Employee as a Potential Participant or the acceptance of an indication of preference to defer an Award hereunder shall not in any way entitle such Potential Participant to an Award.


SECTION 14.  Method of Providing Payments.

    (a) Nonsegregation. Amounts deferred pursuant to this Plan and the crediting of amounts to a Participant's Deferred Compensation Account shall represent the Company's unfunded and unsecured promise to pay compensation in the future. With respect to said amounts, the relationship of the Company and a Participant shall be that of debtor and general unsecured creditor. While the Company may make


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         investments for the purpose of measuring and meeting its obligations under this Plan such investments shall remain the sole property of the Company subject to claims of its creditors generally, and shall not be deemed to form or be included in any part of the Deferred Compensation Account.

    (b) Funding. It is the intention of the Company that this Plan shall be unfunded for federal tax purposes and for purposes of Title I of ERISA; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains unfunded for federal tax purposes and for purpos-es of Title I of ERISA.


SECTION 15.  Amendment or Termination of Plan.

    The Company reserves the right to amend this Plan from time to time or to terminate the Plan entirely, provided, however, that no amendment may affect the balance in a Participant's account on the effective date of the amendment. No Participant shall participate in a decision to amend or terminate this Plan. In the event of termination of the Plan, the Chief Executive Officer, in his sole discretion, may elect to pay to the participant in one lump sum as soon as practicable after termination of the Plan, the balance then in the Participant's account.


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SECTION 16.  Miscellaneous Provisions.

    (a) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

    (b) This Plan shall be construed, regulated, and administered in accor-dance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.


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